EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-145555) and Form S-8 (Nos. 333-167733, 333-205669 and 333-225130) of Chemed Corporation of our report dated February 26, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the 2019 Annual Report to Stockholders, which is incorporated by reference in this Annual Report on Form 10-K.  We also consent to the incorporation by reference of our report dated February 26, 2020 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Cincinnati, Ohio

February 26, 2020

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